UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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     14A-6(E)(2))
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[_]  Soliciting Material Pursuant to ss.240.14a-12



                         SUBURBAN PROPANE PARTNERS, L.P.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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SUBURBAN                                                            NEWS RELEASE
PROPANE                                               Contact:  Robert M. Plante
                                        Vice President & Chief Financial Officer
                                           P.O. Box 206, Whippany, NJ 07981-0206
                                                            Phone:  973-503-9252

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FOR IMMEDIATE RELEASE

        AFTER RE-ELECTING SUPERVISORS AND APPROVING EXCHANGE TRANSACTION,
                        SUBURBAN PROPANE PARTNERS, L.P.
                  ADJOURNS TRI-ANNUAL MEETING UNTIL OCTOBER 19

WHIPPANY, NEW JERSEY, OCTOBER 18, 2006 -- Suburban Propane Partners, L.P. (the "Partnership") (NYSE: SPH), a nationwide marketer of propane gas, fuel oil and related products and services, today announced the re-election, at the 2006 Tri-Annual Meeting of the Unitholders of the Partnership held on October 17, 2006, of all three of the Board's nominees to its Board of Supervisors. These Supervisors will serve for a three-year term.

Also approved at the Tri-Annual Meeting were (1) the previously announced exchange of 2,300,000 Common Units for the general partner's incentive distribution rights and other economic interests, (2) certain amendments to the Partnership Agreement to effect and reflect the exchange transaction and restrict transactions with certain interested unitholders and (3) the Partnership's 2000 Restricted Unit Plan, as amended and restated.

The Board of Supervisors exercised the authority granted to it by the unitholders to adjourn the Tri-Annual Meeting until 2:00 PM on October 19, 2006, at which time the remaining proposal will be voted on. This proposal would authorize amendment of the Partnership Agreement to require a 66-2/3% vote for changes to the procedure to nominate Supervisors. The reconvened Tri-Annual Meeting will be held at the Partnership's executive offices located at One Suburban Plaza, 240 Route 10 West, Whippany, StateNew Jersey.

Unitholders wishing to vote at the adjourned Tri-Annual Meeting on the remaining proposal or having any questions with respect thereto should contact the proxy solicitor retained by the Partnership, Innisfree M&A Incorporated. Unitholders Call Toll Free: (877) 717-3930 and Banks & Brokers Call Collect: (212) 750-5833.

Suburban Propane Partners, L.P. is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 locations in 30 states.



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This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management's current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

o The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

o Fluctuations in the unit cost of propane, fuel oil and other refined fuels and natural gas, and the impact of price increases on customer conservation;

o The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;

o The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

o The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;

o    The ability of the Partnership to retain customers;

o The impact of energy efficiency and technology advances on the demand for propane and fuel oil;

o The ability of management to continue to control expenses including the results of our recent field realignment initiative;

o The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments on the Partnership's business;

o The impact of operating hazards that could adversely affect the Partnership's operating results to the extent not covered by insurance;

o    The impact of legal proceedings on the Partnership's business; and

o    The Partnership's ability to integrate acquired businesses successfully.

Some of these risks and uncertainties are discussed in more detail in the Partnership's Annual Report on Form 10-K for its fiscal year ended September 24, 2006, its Quarterly Report on Form 10-Q for the quarter ended June 24, 2006 and other periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement.